Exhibit 24.2



                    CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and this Post-Effective
Amendment to Registration Statements No. 33-60768 and No. 33-76126 on Form S-8 of our report dated February 1, 1995 appearing on page 16 of Plymouth Rubber Company's Annual Report on Form 10-K for the fiscal year ended December 2, 1994. We also consent to the reference to us under the heading "Experts".





PRICE WATERHOUSE LLP
Boston, Massachusetts
May 1, 1995